Exhibit 99.1

SIMON PROPERTY GROUP, L.P.

225 W. Washington Street

Indianapolis, IN 46205

February 12, 2007

SPG-FCM Ventures, L.L.C.

c/o Simon Property Group, L.P.

225 W. Washington Street

Indianapolis, IN 46205

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) sets forth the commitment of Simon Property Group, L.P. (the “Investor”), subject to the terms and conditions contained herein, to purchase certain limited liability company interests of SPG-FCM Ventures, L.L.C., a newly formed Delaware limited liability company (“Parent”). It is contemplated that, pursuant to and subject to the terms and conditions of an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”) to be entered into by and among Parent, SPG-FCM Acquisition, Inc., a Delaware corporation, SPG-FCM Acquisition, L.P., a Delaware Limited Partnership, The Mills Corporation, a Delaware corporation (the “Company”), and The Mills Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), Parent will, directly or indirectly, acquire the outstanding common stock of the Company and, subject to the Rollover Option, the common units of limited partnership interest of the Operating Partnership not owned by the Company (the “Acquisition Transactions”). Each capitalized term used and not defined herein shall have the meaning ascribed to it in the Merger Agreement, except as otherwise provided.

Simultaneously with the execution and delivery of this Letter Agreement, Parent has received a commitment letter, dated as of the date hereof (the “Co-Investor Equity Commitment Letter”), from Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., and Tinicum Partners, L.P. (collectively, the “Co-Investor”) addressed to Parent. The Co-Investor Equity Commitment Letter provides that, subject to the terms and conditions set forth therein, immediately prior to the earlier of (1) the close of business on the Acceptance Date under the Merger Agreement and (2) the close of business on the date on which the Merger Effective Time occurs under the Merger Agreement, the Co-Investor will purchase, or cause the purchase of, limited liability company interests of Parent for a purchase price equal to $650,000,000 in cash (the “Co-Investor Commitment”), solely for the purpose of allowing Parent and/or Purchaser Sub to fund a portion of the aggregate amount payable with respect to the Company Common Shares and the LP Units in the Acquisition Transactions.

1. Commitment. The Investor hereby commits, subject to the terms and conditions set forth herein, immediately prior to the earlier of (1) the close of business on the Acceptance Date under the Merger Agreement and (2) the close of business on the date on which the Merger Effective Time occurs under the Merger Agreement, to purchase, or cause the purchase of, limited liability company interests of Parent for a cash purchase price equal to $650,000,000 less an amount equal to (x) the number of LP Units with respect to which a valid Roll-Over Election has been made and that have been exchanged for Simon OP Units, multiplied by (y) the Merger Consideration (but only with respect to LP Units that are acquired in the Acquisition Transactions by Parent, the Company or the Operating Partnership or cancelled in the Acquisition Transactions) (together with an amount equal to the Shortfall (as defined below), the “Commitment”), solely for the purpose of allowing Parent and/or Purchaser Sub to fund a portion of the aggregate amount payable with respect to the Company Common Shares and the LP Units in the Acquisition Transactions; provided, that if the amount of the Commitment, together with the Co-Investor Commitment, shall be less than the aggregate amount payable by Parent or the Company under Articles I and II of the Merger Agreement in respect of all of the shares of common stock of the Company, the common units of limited partnership interest of the Operating Partnership and the Preferred Shares, including any amount payable to the holders of the Preferred Shares upon the Liquidation (such difference, the “Shortfall”), then Investor shall loan, or cause the loan of, additional funds to Parent in an amount equal to the Shortfall, and Investor shall not, under any circumstance, be obligated to contribute or lend, as applicable, more than the Investor’s Commitment to Parent. The Investor may effect the purchase of limited liability company interests of Parent directly or indirectly through one or more affiliated entities. The Investor represents and warrants that the funds necessary to fulfill the Commitment are available to it and that no internal or other approval is required for the Investor to fulfill its obligations hereunder. If, upon satisfaction of the conditions set forth in Section 2, in connection with the acceptance and payment for shares of the Company in connection with the Offer in accordance with the terms of the Merger Agreement, Parent does not require all of the equity with respect to which the Investor has made the Commitment, the amount of the equity portion of the Commitment to be funded under this Letter Agreement at such time may be reduced by the Investor on a 50/50 basis with the Co-Investor Commitment to only provide the amount of the Commitment then required; provided, that, if, in accordance with the terms of the Merger Agreement, in connection with any payment with respect to shares of common stock of the Company in connection with the expiration of a subsequent offering period or the closing of the Merger or the Partnership Merger, Parent requires all or any portion of the balance of the equity with respect to which the Investor has made the Commitment, the Investor shall provide such amounts at such time, with such amounts being funded on a 50/50 basis with the Co-Investment Commitment, but in no event shall the Investor, under any circumstances, be obligated to contribute in the aggregate more than the Commitment to Parent.

2. Conditions. The Commitment, including the obligation of the Investor to fund the Commitment, shall be subject to (i) the execution and delivery of the Merger Agreement by the Company and (ii) either (A) the satisfaction or waiver of the Tender Offer Conditions as of any date on which (x) the Offer is scheduled to expire and

(y) Parent is obligated under the Merger Agreement to consummate the Offer or (B) in the case of a One-Step Merger, the satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2 of the Merger Agreement as of any date on which the Parent is obligated under the terms of the Merger Agreement to consummate the Merger.

3. Enforceability. Subject to the provisions of Section 8 hereof, this Letter Agreement may only be enforced by Parent in a manner agreed to by the Investor. Parent’s creditors shall have no right to enforce this Letter Agreement or to cause Parent to enforce this Letter Agreement.

4. No Modification; Entire Agreement. This Letter Agreement may not be amended or otherwise modified without the prior written consent of Parent, the Investor and, if such amendment would be adverse to the Company or would be reasonably likely to result in the Offer or the Merger not being consummated, the Company. Together with the Merger Agreement, this Letter Agreement constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between the Investor or any of its respective affiliates, on the one hand, and Parent or any of its affiliates, on the other, with respect to the transactions contemplated hereby.

5. Governing Law; Jurisdiction. This Letter Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to conflicts of law principles thereof. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of New York located in the Borough of Manhattan, and the Federal courts of the United States of America located in the State of New York, Borough of Manhattan, solely in respect of the interpretation and enforcement of the provisions of this Letter Agreement and of the documents referred to in this Letter Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Letter Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in herein or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

6. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Letter Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or relating to this Letter Agreement, or any of the transactions contemplated by this Letter Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily and (iv) each party has been induced to enter into this Letter Agreement by, among other things, the mutual waivers and certifications expressed above.

7. Counterparts. This Letter Agreement may be executed in any number of counterparts (including by facsimile), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

8. Third Party Beneficiaries. Except as set forth in Section 11, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Letter Agreement, and this Letter Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder or any rights to enforce the Commitment or any provision of this Letter Agreement; provided, however, that (i) notwithstanding the foregoing the Company and the Operating Partnership shall be deemed to be a third-party beneficiary of Parent’s rights and shall be entitled to enforce the terms of this Letter Agreement in respect thereto as if they were parties hereto, and (ii) without limiting the generality of clause (i) of this proviso, the Company shall be entitled to specific performance of the Investor’s obligations hereunder, in addition to any other remedies at law or in equity, at any time that Parent shall be obligated to make any payment with respect to the common stock of the Company or the common units of limited partnership interest of the Operating Partnership pursuant to the terms of the Merger Agreement.

9. Termination. This Letter Agreement and the obligation of the Investor to fund the Commitment will terminate automatically and immediately upon the earliest to occur of (i) the full amount of the Commitment having been funded to Parent (at which time the obligation shall be discharged) or (ii) the valid termination of the Merger Agreement in accordance with its terms.

10. No Recourse. Notwithstanding anything that may be expressed or implied in this Letter Agreement, or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Letter Agreement, the Parent covenants, agrees and acknowledges that no Person other than the Investor has any obligation hereunder and that, notwithstanding that the Investor may be a partnership or limited liability company, the addressee (and any third party beneficiary of this Letter Agreement pursuant to Section 8) has no right of recovery under this Letter Agreement or under any document or instrument delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation, against, and no personal liability shall attach to, the former, current or future equity holders, controlling persons, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees of the Investor or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, affiliate, agent or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise.

11. Assignment. Neither the Investor nor Parent may assign or delegate its rights, interests or obligations hereunder (except by operation of law) without the prior written consent of the other party hereto and of the Company, except that the Investor may assign or delegate its rights, interests or obligations hereunder to one or more affiliates that agree to assume the Investor’s rights, interests or obligations hereunder; provided, that the Investor shall remain obligated to perform its obligations hereunder to the extent not performed by such affiliate.

[Signature Page Immediately Follows]

Sincerely,

SIMON PROPERTY GROUP, L.P., a Delaware limited partnership

By:	SIMON PROPERTY GROUP, INC.,
a Delaware corporation,
its general partner

By:	/s/ David Simon
Name:	David Simon
Title:	Chief Executive Officer

Agreed to and accepted:

SPG-FCM VENTURES, LLC

By:	/s/ David Simon
Name:	David Simon
Title:	Vice-President

[Signature Page to Simon Equity Commitment Letter]